Exhibit 21.3

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement of Powerus Corporation of our report dated July 23, 2026, relating to the financial statements of Agile Autonomy, LLC, appearing in Powerus Corporation’s Registration Statement on Form S-4 (File No. 333-297786).

/s/ BDO USA, P.C.
Woodbridge, New Jersey

October 6, 2026